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                                                                   Exhibit 3.1.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ADVANCED TELECOMMUNICATIONS, INC.

      Advanced Telecommunications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Advanced Telecommunications, Inc.

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 20, 1999. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 30, 1999, and is in effect on the date of the filing of this Second Amended and Restated Certificate of Incorporation (the "Charter").

      3. This Charter was duly adopted in accordance with the provisions of Sections 242, 245, and 228 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors of the Corporation and the written consent of the Corporation's stockholders, with written notice being provided to all stockholders in accordance with Section 228(d). This Charter restates, integrates, amends, and supersedes the provisions of the Certificate of Incorporation of the Corporation.

      4. The text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                    ARTICLE I

                                      Name

      The name of the Corporation is Advanced Telecommunications, Inc.

                                   ARTICLE II

                               Period of Existence

      The period of existence of the Corporation shall be perpetual.

                                   ARTICLE III

                                    Purposes

      The purpose or purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

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                                   ARTICLE IV

                                Authorized Shares

      1. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 75,000,000 shares.

      2. Common Stock. The Common Stock shall consist of 45,000,000 shares, each with a par value of $0.01. The rights, preferences, privileges, and restrictions granted to and imposed on the Common Stock are as set forth below in Article VI.

      3. Preferred Stock. The Preferred Stock shall consist of 30,000,000 shares, each with a par value of $0.01. The Preferred Stock authorized by this Charter may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of 6,041,940 shares. The second series of Preferred Stock shall be designated "Series B1 Preferred Stock" and shall consist of 1,349,506 shares. The third series of Preferred Stock shall be designated "Series B2 Preferred Stock" and shall consist of 1,552,154 shares. The fourth series of Preferred Stock shall be designated "Series B3 Preferred Stock" and shall consist of 1,296,704 shares. The fifth series of Preferred Stock shall be designated "Series B4 Preferred Stock" and shall consist of 294,254 shares. The Series B1 Preferred Stock, Series B2 Preferred Stock, Series B3 Preferred Stock and Series B4 Preferred Stock are sometimes referred to herein collectively as the "Series B Preferred Stock." The sixth series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of 15,156,000 shares. The seventh series of Preferred Stock shall be designated "Series C1 Preferred Stock" and shall consist of 1,689,262 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C1 Preferred Stock are as set forth below in Article V.

      4. Additional Classes and Series of Stock. In addition to, and not by way of limitation of, the powers granted to boards of directors by Section 151 of the Delaware General Corporation Law, the board of directors of the Corporation (the "Board of Directors") shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of the corporation. Upon adoption of such resolution, a statement shall be filed with the Secretary of State in compliance with the Delaware General Corporation Law, before the issuance of any shares for which the resolution creates rights or preferences not set forth in this Charter; provided, however, where the stockholders have received notice of the creation of shares with rights or preferences not set forth in this Charter before the issuance of the shares, the statement may be filed any time within one year after the issuance of the shares. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock in this Charter (the "Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series or class may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote


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or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C1
Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

                            Terms of Preferred Stock

      The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

      1. Original Purchase Price; Original Issue Date; Rank.

            (a) The issuance price of the Series A Preferred Stock shall be $1.4583 per share (the "Series A Original Purchase Price"). The issuance price of the Series B1 Preferred Stock shall be $1.8207 per share (the "Series B1 Original Purchase Price"). The issuance price of the Series B2 Preferred Stock shall be $2.0318 per share (the "Series B2 Original Purchase Price"). The issuance price of the Series B3 Preferred Stock shall be $2.0822 per share (the "Series B3 Original Purchase Price"). The issuance price of the Series B4 Preferred Stock shall be $5.00 per share (the "Series B4 Original Purchase Price"). The issuance price of the Series C Preferred Stock shall be $5.00 per share (the "Series C Original Purchase Price"). The issuance price of the Series C1 Preferred Stock shall be $6.00 per share (the "Series C1 Original Purchase Price"). The Series A Original Purchase Price, the Series B1 Original Purchase Price, the Series B2 Original Purchase Price, the Series B3 Original Purchase Price, the Series B4 Original Purchase Price, the Series C Original Purchase Price and the Series C1 Original Purchase Price , are sometimes referred to, as applicable, as the "Original Purchase Price".

            (b) The date on which the first share of Series A Preferred Stock was issued shall hereinafter be referred to as the "Series A Original Issue Date." The date on which the first share of Series B Preferred Stock was issued shall hereinafter be referred to as the "Series B Original Issue Date." The date on which the first share of Series C Preferred Stock was issued shall hereinafter be referred to as the "Series C Original Issue Date." The date on which the first share of Series C1 Preferred Stock was issued shall hereinafter be referred as the "Series C1 Original Issue Date." The Series A Original Issue Date, the Series B Original Issue Date, the Series C Original Issue Date, and the Series C1 Original Issue Date are sometimes referred to, as applicable, as the "Original Issue Date."

            (c) The Series A Preferred Stock shall rank senior to the Common Stock and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up. The Series B1 Preferred Stock, Series B2 Preferred Stock, Series B3 Preferred Stock and Series B4 Preferred Stock shall rank


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pari passu with each other, and senior to the Common Stock, the Series A
Preferred Stock, and any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up. The Series C Preferred Stock and the Series C1 Preferred Stock shall rank pari passu with each other and rank senior to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, and any other capital stock of the Corporation ranking junior to the Series C Preferred Stock and Series C1 Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

      2. Dividends.

            (a) The holders of shares of the Series C1 Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors:

                  (i) annual dividends at the rate per annum of $0.48 per share of the Series C1 Preferred Stock as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of the Series C1 Preferred Stock (any such event whether providing such adjustment to the Series C1 Preferred Stock or other series or classes of capital stock of the Corporation, an "Adjustment"), which dividends will be cumulative and accrue if not declared by the Board of Directors;

                  (ii) if a dividend or other distribution is declared or distributed on the Common Stock of the Corporation, dividends or distributions in an amount at least equal to the amount that would have been paid on the Common Stock into which the Series C1 Preferred Stock is then convertible if all such Common Stock had been issued upon conversion and had been outstanding on the record date for such dividend or distribution on Common Stock (or, if no record is taken, the date as of which the record holders entitled to such dividend or distribution are determined) and therefor entitled to such dividends or distributions; and

                  (iii) such other dividends or distributions when and as declared by the Board of Directors of the Corporation, acting in its sole discretion.

            (b) The holders of shares of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors:

                  (i) annual dividends at the rate per annum of $0.40 per share of the Series C Preferred Stock (subject to Adjustment), which dividends will be cumulative and accrue if not declared by the Board of Directors;

                  (ii) if a dividend or other distribution is declared or distributed on the Common Stock of the Corporation, dividends or distributions in an amount at least equal to the amount that would have been paid on the Common Stock into which the Series C Preferred Stock is then convertible if all such Common Stock had been issued upon conversion and had been outstanding on the record date for such dividend or distribution on Common Stock (or, if no record is taken, the date as of which the record holders entitled to such dividend or distribution are determined) and therefor entitled to such dividends or distributions; and


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                  (iii) such other dividends or distributions when and as
declared by the Board of Directors of the Corporation, acting in its sole discretion.

            (c) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors:

                  (i) annual dividends at the rates per annum of $0.1457, $0.1625, $0.1666 and $0.40 per share of the Series B1 Preferred Stock, Series B2 Preferred Stock, Series B3 Preferred Stock and Series B4 Preferred Stock, respectively (each subject to Adjustment), which dividends will be cumulative and accrue if not declared by the Board of Directors;

                  (ii) if a dividend or other distribution is declared or distributed on the Common Stock of the Corporation, dividends or distributions in an amount at least equal to the amount that would have been paid on the Common Stock into which the Series B Preferred Stock is then convertible if all such Common Stock had been issued upon conversion and had been outstanding on the record date for such dividend or distribution on Common Stock (or, if no record is taken, the date as of which the record holders entitled to such dividend or distribution are determined) and therefor entitled to such dividends or distributions; and

                  (iii) such other dividends or distributions when and as declared by the Board of Directors of the Corporation, acting in its sole discretion.

            (d) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors:

                  (i) annual dividends at the rate per annum of $0.1167 per share of the Series A Preferred Stock, subject to Adjustment, which dividends will be cumulative and accrue if not declared by the Board of Directors;

                  (ii) if a dividend or other distribution is declared or distributed on the Common Stock of the Corporation, dividends or distributions in an amount at least equal to the amount that would have been paid on the Common Stock into which the Series A Preferred Stock is then convertible if all such Common Stock had been issued upon conversion and had been outstanding on the record date for such dividend or distribution on Common Stock (or, if no record is taken, the date as of which the record holders entitled to such dividend or distribution are determined) and therefor entitled to such dividends or distributions; and

                  (iii) such other dividends or distributions when and as declared by the Board of Directors of the Corporation, acting in its sole discretion.

            (e) The holders of the Series C1 Preferred Stock and the Series C Preferred Stock shall be entitled to be paid, in full, the dividends and distributions declared or accrued (regardless of whether payable) or payable in accordance with clauses (a)(i) and (a)(ii) above, prior to the payment of any dividends or distributions in respect of Common Stock of the Corporation, the Series A Preferred Stock, or Series B Preferred Stock, or in respect of any other series of Preferred Stock of the Corporation whose right to payment of dividends or distributions is junior to the Series C1 Preferred Stock and the Series C Preferred Stock. The holders of the Series B Preferred Stock shall be entitled to be paid, in full, the dividends and distributions declared or accrued (regardless of whether payable) or payable in accordance with clauses
(b)(i) and (b)(ii) above, prior to the payment of any dividends or distributions in respect of Common Stock of the Corporation, the Series A Preferred Stock, or in respect of any other series of Preferred Stock of the Corporation whose right to payment of dividends or distributions


                                      -5-
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is junior to the Series B Preferred Stock. The holders of the Series A Preferred
Stock shall be entitled to be paid, in full, the dividends and distributions declared or accrued (regardless of whether payable) or payable in accordance with clauses (c)(i) and (c)(ii) above, prior to the payment of any dividends or distributions in respect of Common Stock of the Corporation, or in respect of any other series of Preferred Stock of the Corporation whose right to payment of dividends or distributions is junior to the Series A Preferred Stock.

      3. Liquidation, Dissolution or Winding Up.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings (the "Corporate Assets") shall be distributed as follows:

                  (i) First, before any distribution of assets shall be made to the holders of Common Stock, the Series A Preferred Stock or Series B Preferred Stock, the holder of each share of Series C1 Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series C1 Original Purchase Price and the Series C Original Purchase Price, respectively, (both subject to Adjustment) plus all dividends (including cumulative dividends) accrued but unpaid on such share up to the date of distribution of the assets of the Corporation (the "Series C/C1 Liquidation Preference"). If upon the occurrence of a Liquidation, the Corporate Assets shall be insufficient to pay the holders of shares of Series C1 Preferred Stock and Series C Preferred Stock the Series C/C1 Liquidation Preference, the holders of shares of Series C1 Preferred Stock and Series C Preferred Stock and any class or series of stock ranking in liquidation on parity with the shares of Series C1 Preferred Stock and Series C Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (ii) Second, after distribution of assets shall be made to the holders of Series C Preferred Stock and Series C1 Preferred Stock but before any distribution of assets shall be made to the holders of Common Stock or Series A Preferred Stock, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the applicable Series B Original Purchase Price (subject to Adjustment) plus all dividends (including cumulative dividends) accrued but unpaid on such share up to the date of distribution of the assets of the Corporation (the "Series B Liquidation Preference"). If upon the occurrence of a Liquidation, the Corporate Assets shall be sufficient to pay to the holders of Series C1 Preferred Stock and Series C Preferred Stock the Series C/C1 Liquidation Preference but shall be insufficient to pay the holders of shares of Series B Preferred


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Stock the Series B Liquidation Preference, the holders of shares of Series B
Preferred Stock and any class or series of stock ranking in liquidation on parity with the shares of Series B Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (iii) Third, after distribution of assets shall be made to the holders of Series C1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock but before any distribution of assets shall be made to the holders of Common Stock, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series A Original Purchase Price (subject to Adjustment) plus all dividends (including cumulative dividends) accrued but unpaid on such share up to the date of distribution of the assets of the Corporation (the "Series A Liquidation Preference" and together with the Series C/C1 Liquidation Preference and the Series B Liquidation Preference, the "Liquidation Preference"). If upon the occurrence of a Liquidation, the Corporate Assets shall be sufficient to pay to the holders of Series C1 Preferred Stock and Series C Preferred Stock the Series C/C1 Liquidation Preference and to the holders of Series B Preferred Stock the Series B Liquidation Preference, but shall be insufficient to pay the holders of shares of Series A Preferred Stock the Series A Liquidation Preference, the holders of shares of Series A Preferred Stock and any class or series of stock ranking in liquidation on parity with the shares of Series A Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (iv) Fourth, after the distribution of the Liquidation Preference, the remaining Corporate Assets shall be distributed among the holders of Common Stock on a pro rata basis.

            (b) Notwithstanding anything to the contrary contained in the foregoing subsection 3(a) above, in lieu of receiving any distributions as described in subsection 3(a) above, the holders of shares of Preferred Stock shall share with the holders of the Common Stock on an as-if-converted basis if such holder of Preferred Stock would receive an amount greater than the applicable Liquidation Preference when sharing with the holders of the Common Stock on an as-if-converted basis.

            (c) The sale of all or substantially all the assets of the Corporation, or the merger, consolidation or reorganization of the Corporation into or with another corporation or other similar transaction or series of related transactions in which the stockholders of the Corporation immediately prior to such merger, consolidation or reorganization (i) hold less than 50% of the outstanding voting securities of the surviving corporation following the merger, consolidation or reorganization or (ii) hold less than 50% of the outstanding voting securities an affiliated entity of the surviving corporation (if such securities of an affiliated entity are issued to the stockholders of the Company in such transaction), shall be deemed to be a Liquidation for purposes of this Section 3 unless (A) the holders of a majority of the then outstanding shares of


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Series C1 Preferred Stock and Series C Preferred Stock, acting together as a single class, elect otherwise with regard to the Series C1 Preferred Stock and Series C Preferred Stock by giving written notice thereof to the Corporation at least three days before the effective date of such event, (B) the holders of a majority of the then outstanding shares of Series B Preferred Stock, acting together as a single class, elect otherwise with regard to the Series B Preferred Stock by giving written notice thereof to the Corporation at least three days before the effective date of such event, and (C) the holders of a majority of the then outstanding shares of Series A Preferred Stock, acting together as a single class, elect otherwise with regard to the Series A Preferred Stock by giving written notice thereof to the Corporation at least three days before the effective date of such event. The amount deemed distributed for purposes of determining the Liquidation Preference for the holders of shares of Preferred Stock upon any such transaction deemed to be a Liquidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

            (d) Written notice of such Liquidation, stating a payment date, the Liquidation Preference and the place where said Liquidation Preference shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

      4. Voting.

            (a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held of record by such holder are convertible (as adjusted from time to time pursuant to Section 5 of this Article
V), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of subsection 4(b) of this Article V, the holders of shares of Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C1 Preferred Stock and Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, together as a single class:

                  (i) authorize or issue any other class or series of stock on parity with or senior to the Series C1 Preferred Stock and the Series C Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Series C1 Preferred Stock and the C Preferred Stock;

                  (ii) amend, alter or repeal any provision of the By-Laws of the Corporation; or

                  (iii) declare or pay any dividends on, or make any other distribution in respect of, or repurchase or acquire any shares of its capital stock.


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Any such actions taken without the required consent or affirmative vote of the holders of the Series C1 Preferred Stock and the Series C Preferred Stock shall be void ab initio.

            (c) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series C1 Preferred Stock; or

                  (ii) increase or decrease the authorized number of shares of the Series C1 Preferred Stock.

Any such actions taken without the required consent or affirmative vote of the holders of the Series C1 Preferred Stock shall be void ab initio.

            (d) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series C Preferred Stock; or

                  (ii) increase or decrease the authorized number of shares of the Series C Preferred Stock.

Any such actions taken without the required consent or affirmative vote of the holders of the Series C Preferred Stock shall be void ab initio.

            (e) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series B Preferred Stock in a manner that affects, in the same way, all of the shares of Series B1 Preferred Stock, Series B2 Preferred Stock, Series B3 Preferred Stock and Series B4 Preferred Stock;

                  (ii) increase or decrease the authorized number of shares of the Series B Preferred Stock; or

                  (iii) authorize or issue any other class or series of stock on parity with or senior to the Series B Preferred Stock and junior to the Series C Preferred Stock.

            (f) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series B1 Preferred Stock, in a manner that adversely affects the Series B1 Preferred Stock differently from the manner in which it affects the other series of Series B Preferred Stock; or

                  (ii) increase or decrease the authorized number of shares of the Series B1 Preferred Stock.

            (g) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series B2 Preferred Stock, in a manner that adversely affects the Series B2 Preferred Stock differently from the manner in which it affects the other series of Series B Preferred Stock; or

                  (ii) increase or decrease the authorized number of shares of the Series B2 Preferred Stock.

            (h) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B3 Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series B3 Preferred Stock, in a manner that adversely affects the Series B3 Preferred Stock differently from the manner in which it affects the other series of Series B Preferred Stock; or

                  (ii) increase or decrease the authorized number of shares of the Series B3 Preferred Stock.

            (i) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B4 Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series B4 Preferred Stock, in a manner that adversely affects the Series B4 Preferred Stock differently from the manner in which it affects the other series of Series B Preferred Stock; or

                  (ii) increase or decrease the authorized number of shares of the Series B4 Preferred Stock.

            (j) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                  (i) amend, alter or repeal the rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) increase or decrease the authorized number of shares of the Series A Preferred Stock; or

                  (iii) authorize or issue any other class or series of stock on parity with or senior to the Series A Preferred Stock, and junior to the Series B Preferred Stock.

      5. Optional Conversion. The holders of shares of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price for such series of Preferred Stock by the applicable Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be the applicable Original Purchase Price for such series of Preferred Stock. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a Liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of shares of Preferred Stock (so long as the notice required by Section 3(d) hereof has been given).

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether or not a holder would otherwise be entitled to a fractional share shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into shares of Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            (c) Mechanics of Conversion.

                  (i) In order for a holder of shares of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the ownership of such shares of Preferred Stock at the office of the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of shares of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Other than as set forth in Section 6 below, if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person entitled to receive the Common Stock issuable upon such conversion of the shares of Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of securities.

                  (ii) The Corporation shall, at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action that would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (iii) Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any accrued and unpaid dividends (whether or not declared) on the shares of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion, nor shall any payment be made for any accrued and unpaid (but not declared) dividends on the shares of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. Any declared and unpaid dividends on the shares of Preferred Stock surrendered for conversion shall be paid upon such conversion.

                  (iv) All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to eliminate the authorized Preferred Stock or reduce the authorized number thereof as may be appropriate accordingly.

            (d) Adjustments to Conversion Price for Diluting Issues:

                  (i) Special Definitions. For purposes of this subsection 5(d), the following definitions shall apply:

                        (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below) or restricted stock, excluding options granted to or shares of restricted stock acquired by employees, directors or consultants of the Corporation pursuant to an option plan or other compensation arrangement adopted by the Board of Directors to acquire up to 4,400,000 shares of Common Stock (subject to Adjustment) and any shares of Common Stock issued upon exercise of such options (such excluded options and shares, the "Reserved Option Shares").

                        (B) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Series C1 Original Issue Date, other than:

      (I) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

      (II) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock (in accordance with the provisions hereof);

      (III) the Reserved Option Shares;

      (IV) up to 52,543 shares of capital stock of the Corporation (subject to Adjustment) issued or issuable pursuant to the terms of the Agreement and Plan of Merger, dated as of June 22, 1998, by and among the Corporation, Cady Communications, Inc. and One Call Telecom, Inc.;

      (V) up to 47,393 shares of capital stock of the Corporation (subject to Adjustment) issued or issuable pursuant to the terms of the Agreement and Plan of Merger, dated as of July 14, 1998, by and among the Corporation, American Telephone Technology, Inc., Tele-Contracting Specialists, Inc., Michael Lopata and William Whitney;

      (VI) warrants or shares of Common Stock issued or issuable pursuant to the terms of the Stock Purchase Warrant Agreement, dated as of July 19, 1999, by and among the Corporation and General Electric Capital Corporation;

      (VII) shares of Common Stock issued or issuable pursuant to the terms of the Stock Purchase Warrant Agreement, dated as of April 12, 1999, by and among the Company and Imperial Bank;

      (VIII) other Options or shares of capital stock of the Corporation, which shall be excluded from this definition of Additional Shares of Common Stock only upon the written consent of the holders of at least 50% of the Series C1 Preferred Stock and the Series C Preferred Stock, voting together as a single class (following a written notice to the holders of Series C1 Preferred Stock and Series C Preferred Stock requesting such exclusion, which notice shall include the type of security to be issued, the number of shares of the security to be issued, and the consideration received by the Corporation for the security);

      (IX) shares of Series C Preferred Stock or Series C1 Preferred Stock issued or issuable pursuant to that certain Series C Preferred Stock Purchase Agreement, dated within 30 days of the filing of this Charter, by and among the Company and the Series C Investors (as defined therein); or

      (X) shares of capital stock issued or issuable by reason of an Adjustment.

                  (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the shares of Preferred Stock are convertible shall be made, by adjustment in the applicable Conversion Price thereof pursuant to subsection 5(d)(iv) hereof, unless the consideration per share (determined pursuant to subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                  (iii) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series C1 Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding; and

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment pursuant to this clause
(B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock without consideration or for a Net Consideration Per Share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest hundredth of a cent) computed using the following formula:

                  Adjusted Conversion Price   =  CP x  Q1 + (NP / CP)
                                                       --------------
                                                          Q2

Where:  Q1 =   the number of outstanding shares of Common Stock outstanding immediately prior to the issuance of the Additional Shares of Common Stock;

       Q2 = the number of outstanding shares of Common Stock outstanding immediately after the issuance of the Additional Shares of Common Stock;

       NP = the net proceeds received by the Corporation as consideration for the issuance of such Additional Shares of Common Stock; and

       CP = the Conversion Price in effect immediately prior to the issuance of the Additional Shares of Common Stock.

For the purpose of this subsection 5(d)(iv), (I) all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 5(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this Subsection 5(d), the "Net Consideration Per Share" shall mean the per share consideration received by the Corporation for the issue of any Additional Shares of Common Stock and shall be computed as follows:

                        (A) Cash and Property: Such consideration shall:

      (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

      (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

      (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (y) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) Adjustment for Combinations or Consolidation of Common Stock. If, at any time after the applicable Original Issue Date the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the applicable Conversion Price shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (vii) Adjustment for Stock Dividends, Splits, Etc. If the Corporation shall at any time after the applicable Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares; provided, however, that the applicable Conversion Price shall not be decreased at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (viii) Adjustment for Merger or Reorganization, etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section 5 and other than a consolidation, merger or sale which is treated as a Liquidation pursuant to Section 3), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the shares of Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Preferred Stock.

            (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Preferred Stock against impairment.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of each applicable Conversion Price pursuant to this
Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of the shares of Preferred Stock.

            (g) Notice of Record Date. In the event:

                  (i) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                  (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                        (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                        (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      6. Automatic Conversion.

            (a) In the event a registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation is declared effective in which the gross proceeds to the Corporation are at least $30,000,000 (a "Qualified Public Offering"), then effective upon the closing of the sale of such shares of Common Stock by the Corporation pursuant to such Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in
Section 5 herein, at the then effective Conversion Price (subject to Adjustment).

            (b) Upon the consent of the holders of a majority or more of the issued and outstanding shares of Series C Preferred Stock and Series C1 Preferred, voting together as a single class, all outstanding shares of series of Series C Preferred Stock and Series C1 Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in Section 5 herein, at the then effective Conversion Price (subject to Adjustment). Upon the consent of the holders of a majority or more of the issued and outstanding shares of Series B Preferred Stock, all outstanding shares of series of Series B Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in
Section 5 herein, at the then effective Conversion Price (subject to Adjustment). Upon the consent of the holders of a majority or more of the issued and outstanding shares of Series A Preferred Stock, all outstanding shares of series of Series A Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in Section 5 herein, at the then effective Conversion Price (subject to Adjustment).

            (c) In the case of an automatic conversion pursuant to this Section 6, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation.

            (d) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

                                   ARTICLE VI

                              Terms of Common Stock

      The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Common Stock shall be as set forth in this
Article VI.

      1. Dividends. Subject to the provisions of Section 2 of Article V, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends, such dividends as may be declared from time to time or at any time by the Board of Directors.

      2. Voting Rights. The holders of Common Stock shall be entitled to one vote for each share held on any matter submitted to a vote of the stockholders of the Corporation.

                                   ARTICLE VII

                                Preemptive Rights

      Except as may otherwise be specifically agreed in writing between the Corporation and a stockholder, no stockholder of this Corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class or series of stock of this Corporation allotted or sold or to be allotted or sold, whether now or hereafter authorized, or to any obligations or securities convertible into any class or series of capital stock of this Corporation.

                                  ARTICLE VIII

                           Registered Office and Agent

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE IX

                                    Directors

      The number of directors constituting the Board of Directors of the Corporation shall be fixed by or in the manner provided by the By-Laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have power to adopt, and to alter, amend or repeal the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend, alter or repeal By-Laws made by the Board of Directors.

                                    ARTICLE X

                               Stockholder Voting

      1. No Cumulative Voting. No stockholder of this Corporation shall be entitled to any cumulative voting rights.

      2. Voting Generally. The stockholders of the Corporation shall take action by the affirmative vote of the holders of a majority of the shares present and entitled to vote, except where a larger proportion is required by law, this Charter or a stockholder control agreement.

                                   ARTICLE XI

                                 Indemnification

      This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article XI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

                                  ARTICLE XII

                               Director Liability

      No director of the Corporation shall be personally liable to the Corporation or to any Stockholder for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article XII.

      Any repeal or amendment of this Article XII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

                                  ARTICLE XIII

                                    Directors

      The name and addresses of the persons who shall serve as the directors until the first annual meeting of stockholders, or until their successors are duly elected and qualified, are:

Director:                      Address:

(1)  Cliff D. Williams         c/o Advanced Telecommunications, Inc.
     (Acting Chairman)         730 Second Ave. So., Suite 1200
                               Minneapolis, MN 55402

(2)  E. Theodore Stolberg      Stolberg, Meehan & Scano, Inc.
                               370 - 17th St., Suite 4240
                               Denver, CO 80202

(3)  Marvin Moses              2942 Chestnut Run Drive
                               Bloomfield Hills, MI 48302

(4)  Peter Van Genderen        Stolberg, Meehan & Scano, Inc.
                               370 - 17th St., Suite 4240
                               Denver, CO 80202

(5)  Mike Krupka               c/o Advanced Telecommunications, Inc.
                               730 Second Ave. So., Suite 1200
                               Minneapolis, MN 55402

(6)  Mark Nunnelly             c/o Advanced Telecommunications, Inc.
                               730 Second Ave. So., Suite 1200
                               Minneapolis, MN 55402

                                   ARTICLE XIV

                                  Incorporator

      The name and mailing address of the sole incorporator is Marisa C. Terrenzi, c/oPiper Marbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, NW, Washington, DC 20036.

                                    ARTICLE V

                                  Miscellaneous

      1. The election of directors need not be by ballot unless the By-Laws shall so require.

      2. The books of this Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of this Corporation.

      3. If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

      4. This Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Chief Executive Officer of the Corporation has executed this Amended and Restated Certificate of Incorporation of Advanced Telecommunications, Inc. on December ____, 1999.

                                        ADVANCED TELECOMMUNICATIONS, INC.


                                        By:
                                            ------------------------------------
                                            Clifford D. Williams,
                                            Chief Executive Officer

ATTEST:

By:
    -----------------------------
    David L. Mitchell, Secretary


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